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                                                                    EXHIBIT 10.3





                            ASSET PURCHASE AGREEMENT

                                      AMONG

                               BELL SPORTS CORP.,

                             BELL SPORTS CANADA INC.

                                       AND

                     ADVANCED ACCESSORY SYSTEMS CANADA INC./

                 LES SYSTEMES D'ACCESSOIRE ADVANCED CANADA INC.



                            Dated as of July 2, 1997


















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                              LIST OF SCHEDULES

Schedule 1.1(i)                  -   Tangible Personal Property
Schedule 1.1(ii)                 -   Tooling
Schedule 1.1(iv)                 -   Purchased Inventory
Schedule 1.1(vii)                -   Assigned Contracts
Schedule 1.1(viii)               -   Requisite Rights
Schedule 1.1(x)                  -   Telephone, Telex and Telecopier Numbers
Schedule 1.1(xiv)                -   Permits
Schedule 1.3(c)                  -   Open Customer Orders
Schedule 3.1(b)                  -   Consents
Schedule 3.1(c)                  -   Financial Information
Schedule 3.1(d)                  -   Undisclosed Liabilities
Schedule 3.1(e)                  -   Changes to the Business
Schedule 3.1(f)                  -   Improvements
Schedule 3.1(g)                  -   Exceptions to Title
Schedule 3.1(h)(i)(a)            -   Intellectual Property Rights
Schedule 3.1(h)(i)(b)            -   Exceptions to Intellectual Property Rights
Schedule 3.1(h)(ii)              -   Employee Invention Disclosures
Schedule 3.1(i)(i)               -   Environmental Permit Exceptions
Schedule 3.1(i)(ii)              -   Environmental Notice Exceptions
Schedule 3.1(i)(iii)             -   Hazardous Materials
Schedule 3.1(i)(iv)              -   CERCLA Claims
Schedule 3.1(j)                  -   Contracts
Schedule 3.1(k)                  -   Litigation
Schedule 3.1(l)                  -   Permits
Schedule 3.1(n)                  -   Inventories
Schedule 3.1(o)                  -   Employees
Schedule 3.1(p)                  -   Employee Plans
Schedule 3.1(r)                  -   Brokers
Schedule 3.1(s)                  -   Transactions with Affiliates
Schedule 3.1(t)                  -   Principal Customers
Schedule 3.1(u)                  -   Bank Accounts
Schedule 3.1(y)                  -   Individuals with Knowledge
Schedule 6.3                     -   Additional Employee Offerees

                                   DEFINITIONS

                  The following terms which may appear in more than one Section of this Agreement are defined in the following Sections:

Term                                                   Section or Other Location
----                                                   -------------------------

Accountants' Determination                                            2.2(b)(ii)
Affiliate                                                                 3.1(s)
Arbitrating Accountants                                               2.2(b)(ii)
Assigned Contracts                                                   1.1(a)(vii)
Assumed Obligations                                                          1.3
Bill of Sale and Assumption Agree                                         1.5(a)
Business                                                                Preamble
Business Day                                                                 7.4
Buyer                                                                   Preamble
Buyer Indemnification Event                                               5.1(a)
Buyer Indemnified Persons                                                 5.1(b)
CERCLA                                                                3.1(i)(iv)
CERCLIS                                                               3.1(i)(iv)
Charter                                                                   3.1(a)
Claim                                                                     5.1(c)
Closing                                                               Article IV
Closing Balance Sheet                                                     2.2(a)
Closing Date                                                          Article IV
Competitive Businesses                                                       6.5
Confidential Information                                                  6.6(c)
Contracts                                                                 3.1(j)
Conveyance Instruments                                                    1.5(a)
Covered Persons                                                           6.6(a)
CSST                                                                      1.4(l)
Current Employees                                                         3.1(o)
Employee Plan                                                          3.1(p)(i)
Encumbrances                                                              1.1(a)
Environmental Law                                                      3.1(i)(i)
ERISA Affiliate                                                        3.1(p)(i)
ERISA                                                                  3.1(p)(i)
Excluded Assets                                                              1.2
Excluded Earnout Liabilities                                              1.3(b)
Excluded Obligations                                                         1.4
Final Determination Date                                             2.2(b)(iii)
Final Net Book Value                                                      2.2(a)
Final Net Book Value Statement                                            2.2(a)
Financial Statements.                                                     3.1(c)
First 30 Day Period                                                   2.2(b)(ii)
GAAP                                                                      2.2(a)
Governmental Authority                                                    3.1(b)

Term                                                   Section or Other Location
----                                                   -------------------------

GST                                                                       5.1(i)
GST Legislation                                                           5.1(i)
Hazardous Materials                                                    3.1(i)(i)
Hired Employees                                                           6.3(a)
HSR Act                                                                   3.1(b)
Indemnified Persons                                                       5.1(d)
Indemnifying Person                                                       5.1(e)
Intellectual Property Rights                                         3.1(h)(iii)
Interim Balance Sheet                                                 3.1(c)(ii)
Interim Balance Sheet Date                                            3.1(c)(ii)
Knowledge                                                                 3.1(x)
Leased Real Property                                                    3.1(iii)
Leases                                                                  3.1(iii)
Legal Requirement                                                         3.1(b)
Liability Letter                                                       5.3(b)(i)
Losses                                                                    5.1(f)
NPL                                                                       3.1(i)
Objection Notice                                                      2.2(b)(ii)
Original Purchase Agreement                                               1.3(b)
Overpayment Amount                                                   2.2(c)(iii)
Parent                                                                  Preamble
Patent License                                                      1.1(a)(viii)
Permits                                                               3.1(l)(ii)
Permitted Encumbrances                                                       1.1
Person                                                                    3.1(b)
Principal Customers                                                       3.1(t)
Proprietary Technology                                               3.1(h)(iii)
Purchase Price                                                               2.1
Purchased Assets                                                          1.1(a)
Purchased Inventory                                                   1.1(a)(iv)
QST                                                                       5.1(i)
QST Legislation                                                           5.1(i)
Related Documents                                                            7.3
Related Person                                                            3.1(q)
Requisite Rights                                                       3.1(h)(i)
Returns                                                                   3.1(a)
Restricted Party                                                             6.5
Seller                                                                  Preamble
Seller Indemnification Event                                              5.1(g)
Seller Indemnified Persons                                                5.1(h)
Seller's Accountants                                                      2.2(a)
Seller's Bulk Sales Statement                                                6.2
Seller's Notice of Adjustment                                          2.2(b)(i)
Settlement Agreement                                                  2.2(b)(ii)

Term                                                   Section or Other Location
----                                                   -------------------------

Statement of Allocation                                                      2.3
Survival Date                                                             5.4(b)
Taxes                                                                     5.1(i)
Third Party Claim                                                            5.3
Trademark License                                                              ?
Underpayment Amount                                                    2.2(c)(i)
US EPA                                                                3.1(i)(iv)

                                TABLE OF CONTENTS

ARTICLE I TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF LIABILITIES
          AND RELATED MATTERS..................................................1
   1.1    Transfer of Assets...................................................1
   1.2    Assets Not Being Transferred.........................................4
   1.3    Liabilities Being Assumed............................................5
   1.4    Liabilities Not Being Assumed........................................6
   1.5    Instruments of Conveyance and Transfer, Etc..........................8
   1.6    Further Assurances, Etc..............................................8
   1.7    Assignment of Contracts, Rights, Etc.................................8
   1.8    Right of Endorsement, Etc............................................9

ARTICLE IIPURCHASE PRICE; ALLOCATION...........................................9
   2.1    Acquisition Price....................................................9
   2.2    Net Book Value Adjustment............................................9
   2.3    Allocation of Purchase Price........................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................11
   3.1    Representations and Warranties of the Seller........................11
   3.2    Representations and Warranties of the Buyer.........................26

ARTICLE IV CLOSING............................................................27

ARTICLE V INDEMNIFICATION.....................................................27
   5.1    Definitions.........................................................27
   5.2    Indemnification Generally...........................................30
   5.3    Notice and Defense of Third Party Claims............................31
   5.4    Survival of Representations, Warranties, Agreements and Covenants...32
   5.5    Indemnification Exclusive...........................................33

ARTICLE VI POST-CLOSING AGREEMENTS............................................33
   6.1    Access..............................................................33
   6.2    Bulk Sales Laws.....................................................33
   6.3    Certain Employee Matters............................................33
   6.4    Parent Guaranty.....................................................35
   6.5    Non-Competition.....................................................35
   6.6    Non-Disclosure......................................................36
   6.7    Non-Solicitation of Employees and Customers.........................37
   6.8    Usage of Tradenames.................................................37
   6.9    Agreements in Respect of Inventory..................................37
   6.10   Agreements Regarding Canadian Taxes.................................37

ARTICLE VII MISCELLANEOUS.....................................................37
   7.1    Expenses; Transfer Taxes, Etc.......................................37
   7.2    Entire Agreement....................................................38
   7.3    Related Documents...................................................38

   7.4    Notices...........................................................38
   7.5    Counterparts......................................................40
   7.6    GOVERNING LAW; CONSENT TO JURISDICTION............................40
   7.7    Benefits of Agreement; Assignment.................................41
   7.8    Construction......................................................41
   7.9    Pronouns..........................................................41
   7.10   Descriptive Headings..............................................41
   7.11   Severability......................................................41
   7.12   Disclaimer of Warranties..........................................41
   7.13   Amendment.........................................................42
   7.14   No Third Party Beneficiaries......................................42

                                                                  ASSET PURCHASE
                                                     AGREEMENT dated as of July
                                                     2, 1997, among BELL SPORTS
                                                     CORP., a Delaware
                                                     corporation (the "Parent"),
                                                     BELL SPORTS CANADA INC., a
                                                     corporation existing under
                                                     the laws of Canada (the
                                                     "Seller"), and ADVANCED
                                                     ACCESSORY SYSTEMS CANADA
                                                     INC./LES SYSTEMES
                                                     D'ACCESSOIRE ADVANCED
                                                     CANADA INC., a corporation
                                                     existing under the laws of
                                                     Canada (the "Buyer").

                  The Seller is engaged, among other things, through its "SportRack" division in the business (the "Business") of designing, engineering, manufacturing, marketing, selling and distributing automotive roof rack systems, and vehicular accessories (such as bike racks, ski racks and surfboard carriers) and rear carriers and shuttles and related rear carrier and shuttle systems (to the extent comprising part of the "SportRack" division). The parties hereto desire that the Seller sell, transfer, convey and assign to the Buyer, and that Buyer purchase from Seller, substantially all of the assets, properties, interests in properties and rights of the Seller used primarily in the Business (other than the Excluded Assets) and that the Buyer purchase and acquire the same and assume certain specified liabilities and obligations of the Seller relating to the Business, in each case, upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          TRANSFER OF PURCHASED ASSETS,
                  ASSUMPTION OF LIABILITIES AND RELATED MATTERS

1.1  TRANSFER OF ASSETS.

         (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, transfer, convey and assign to the Buyer, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Buyer shall purchase and acquire from the Seller, all of the Seller's right, title and interest in, to and under the assets, properties, interests in properties and rights of the Seller of every kind, nature and description, whether real, personal or mixed, movable or immovable, tangible or intangible, primarily used in or primarily held for use in the Business (other than the Excluded Assets), wherever located, as the same shall exist immediately prior to the Closing, including, without limitation, the following:

                (i) all machinery and equipment, including, without limitation, all manufacturing, production, maintenance, packaging, testing and other machinery, equipment, molds, presses, rolling stock, motor vehicles, tractors and other vehicles, spare or replacement parts, computer equipment (including all computers and computer systems used in the Business), furniture, fixtures, office equipment and software programs (including Seller's interest in the software used on any computer systems), supplies and all other items of tangible personal property, all of which are listed on Schedule 1.1(i);

                (ii) all tooling owned by the Seller and used in connection with the Business, including any tooling jointly owned with any customers or Affiliates of the Seller and used primarily in connection with the Business; provided that in the case of tooling jointly owned with customers, Buyer shall only receive Seller's rights and interests in such tooling, all of which are listed on Schedule 1.1(ii);

                (iii)  [intentionally ommitted];

                (iv) all inventories of work-in-process, raw materials, finished products, returned goods, stores and supplies, spare parts, packaging, shipping containers and other materials in each case, to the extent primarily related to the Business, all of which are listed on
     Schedule 1.1 (iv)(the "Purchased Inventory");

                (v) all prepaid expenses, advances, deposits (including utility deposits) and accounts receivable, to the extent primarily related to the Business;

                (vi) all insurance and indemnity claims against third parties relating to the Purchased Assets and the Assumed Obligations, to the extent primarily related to the Business (including, without limitation, all insurance proceeds paid or payable by any insurance provider for any Purchased Asset that is destroyed or damaged on or prior to the Closing
     Date) other than any of the foregoing to the extent that they relate to the Excluded Assets or Excluded Obligations;

                (vii) all contracts, agreements, licenses, personal property leases, commitments, purchase orders, sales orders and other agreements in each case, to the extent primarily related to the Business, all of which are listed on Schedule 1.1(vii) (collectively, the "Assigned Contracts");

                (viii) (A) all Requisite Rights, including, without limitation, the names "SportRack", "Mondial", "SnapRack" and all other names primarily used or held for use in the Business and owned by Seller or its Affiliates, all of which are listed on Schedule 1.1(viii), (B) the rights to license the assets set forth in the Patent License, dated as of the date hereof between Bell Sports, Inc., a California corporation and the Buyer (the "Patent License") to the extent and in the manner set forth therein and (C) the rights to use the tradenames as set forth in Section 6.8 hereof to the extent and in the manner set forth therein;

                (ix) all records of the Seller, either in computer or original or photostatic form (except in the case of computer software, which must be in original form), whether or not in computer or machine readable format, including, without limitation, property records, plans, specifications, surveys, title policies, production records, engineering records, purchasing and sales records, personnel and payroll records, accounting records, mailing lists, customer and vendor lists and records, and computer software and related licenses, manuals and other materials, in each case relating primarily to the Purchased Assets or the Business;

                (x) all telephone, telex and telecopier numbers and all listings of such numbers in all telephone books and directories, in each case, to the extent primarily related to the Business, all of which numbers are listed on Schedule 1.1(x);

                (xi)   [intentionally omitted]

                (xii) all warranties and guarantees received from vendors, suppliers or manufacturers with respect to the Purchased Assets or the Business (other than to extent such warranties relate to product liability obligations of the Seller described in Section 1.4(b));

                (xiii) all stationery, purchase orders, forms, labels, shipping material, catalogues, brochures, art work, photographs and advertising materials, related primarily to the Business;

                (xiv)  all Permits, all of which are listed on Schedule
     1.1(xiv);

                (xv) all rights (including experience ratings) with respect to unemployment, workers' compensation, occupational health and safety and other similar insurance reserves, in each case relating to employees of the Seller who become employees of the Buyer;

                (xvi) all rights (including rights in respect of QST or GST payable by any Governmental Authority), recoveries, refunds, counterclaims, rights to offset, other rights, choses in action and Claims (known or unknown, matured or unmatured, accrued or contingent) against third parties (including, but not limited to, all warranty and other contractual claims (express, implied or otherwise) against third parties), other than any of the foregoing to the extent that they relate to the Excluded Assets or Excluded Obligations; and

                (xvii) the goodwill and other intangible assets of the Seller associated with the Business.

For convenience of reference, the assets, properties, interests in properties and rights described above that are to be sold, transferred, conveyed and assigned to the Buyer by the Seller pursuant to this Section are collectively called the "Purchased Assets" in this Agreement. Notwithstanding the foregoing, the terms "Purchased Assets" and "Business" specifically exclude and the Buyer is not acquiring (except, in each case, to the extent specifically constituting part of the SportRack division of the Seller); (i) any business, properties or assets of Bell Sports, Inc., Giro Ireland Limited, Giro Sport Design International, Inc., American Recreation Company Holdings, Inc., Euro Bell S.A., American Recreation Company, Inc., Bell Sports Australia Pty. Limited (other than as may be licensed to Buyer under the Related Documents and other than as set forth in Section 6.8) including without limitation the business of designing, developing, manufacturing, distributing, marketing, sourcing and selling bicycle, in-line skate, ski, auto racing car, any other helmets, bicycle parts and accessories, shuttles and rear rack carrier system in each case, under the "Bell", "Giro", "Rhode Gear", "Vistalite", "Blackburn", "BSI", "Bike Star", "Copper Canyon", "Cycle Products", "Bike Xtras", "Cycle Tech" or "Spoke Hedz" brand names or names licensed from third parties, (ii) any business conducted through the IBD and Mass Merchant/Sporting Goods divisions of the Seller and (iii) any rights to the "Rhode Gear" patented hub system currently utilized by the Seller (other than as may be licensed to Buyer under the Patent License). As used in this Agreement, the term "Encumbrances" means, collectively, all security interests, hypothecs, judgments, liens, pledges, charges, escrows, encumbrances, Claims, options, rights of first refusal, rights of first offer, mortgages, indentures, loan agreements, credit agreements, security agreements and other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. As used in this Agreement, the term "Permitted Encumbrances" means, collectively, (i) Encumbrances arising under applicable law for current taxes or other governmental assessments or charges not yet due and payable, (ii) Encumbrances granted under any of the Assigned Contracts and any other Encumbrances being assumed by the Buyer pursuant to Section 1.3 and (iii), with respect to real property leased to the Seller (the "Leased Real Property"), any Encumbrance indicated on the title commitment for such Leased Real Property.

            (b) Anything contained in this Agreement to the contrary notwithstanding, but subject to the provisions of Section 1.2, to the extent that any asset, property, interest in property or right, in each case, used primarily in the conduct of the Business is owned by any Affiliate of the Seller or the Parent, such asset, property, interest in property or right shall be deemed to be a Purchased Asset for all purposes of this Agreement, and the Seller and the Parent shall do, and shall cause any such other Affiliate to do, all things required to be done by the Seller with respect thereto, including, but not limited to, those things set forth in Sections 1.5, 1.6, 1.7 and 1.8.

1.2 ASSETS NOT BEING TRANSFERRED.

    Anything contained in this Agreement to the contrary notwithstanding, there are expressly excluded from the Purchased Assets the following:

         (a) the consideration delivered to the Seller pursuant to this Agreement;

         (b) all assets used primarily in connection with the Seller's corporate functions (including, but not limited to, corporate charters, seals, minute books, stock transfer ledgers, taxpayer and other identification numbers, tax returns, tax information and tax records), whether or not used for the benefit of the Business;

         (c) claims or rights against third parties relating to any Excluded Asset or Excluded Obligation;

         (d) all records relating to pending lawsuits to which the Seller is a party and which involve the Business;

         (e) all assets related to or owned by any Employee Plan;

         (f) all cash on hand or held on deposit on the Closing Date and owned by the Seller and related to the Business, to the extent not reflected on the Closing Balance Sheet;

         (g) the Seller's rights, claims or causes of action relating hereto or any Related Document;

         (h) all refunds of any Tax for which the Seller is liable pursuant to this Agreement;

         (i) all liabilities or obligations under any contracts, agreements, licenses, personal property leases, commitments, purchase orders, sales orders, and other agreements not effectively assigned under this Agreement or under any Related Document;

         (j) any information or records of the Seller, including, without limitation, financial records, used by the Seller or its Affiliates in connection with the conduct of its, or their, respective businesses generally and not relating primarily to the Purchased Assets or the Business; and

         (k) any right or interest in the tradenames or brand names "Bell," "Giro," "Rhode Gear," "Vistalite," "Blackburn," "BSI," "Bike Star," "Copper Canyon," "Cycle Products," "Bike Xtras," "Cycle Tech" or "Spoke Hedz," other than as specifically contemplated by Section 6.8 hereof.

For convenience of reference, the assets, properties, interests in properties and rights of the Seller which do not constitute Purchased Assets pursuant to Section 1.1 or Section 1.2 are collectively called the "Excluded Assets" in this Agreement.

1.3  LIABILITIES BEING ASSUMED.

     At the Closing, subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, pay and perform when due the following, and only the following, liabilities and obligations of the Seller:

         (a) accounts payable and accrued expenses of the Business (including with respect to QST or GST and excluding accruals for any other Taxes) to the extent accrued or otherwise properly reflected on the Closing Balance Sheet;

         (b) all liabilities and obligations arising after the Closing under the Assigned Contracts which are effectively assigned to the Buyer in accordance with their respective terms; provided, however, that all liabilities and obligations under Article III and Section 2.2(vi) of the Asset Purchase Agreement, dated May 12, 1995 among the Seller, SportRack Canada Inc., Jean Maynard, Richard Bedard, 2987988 Canada Inc. and Robert Choquette (as amended by the First Amendment thereto, dated April 4, 1996 among such parties) (the "Original Purchase Agreement") of the Seller to the extent arising out of or related to periods prior to and including the period ending on the date of the Closing Balance Sheet (the "Excluded Earnout Liabilities") shall not be assumed, paid or performed by the Buyer (it being understood that the Seller shall satisfy the Excluded Earnout Liabilities in full on or prior to the Closing);

         (c) all obligations under open customer orders and purchase orders relating to products or services of the Business included in the Assigned Contracts which arose in the ordinary course of business of the Business prior to the Closing Date or are set forth on Schedule 1.3(c);

         (d) accrued payroll, sick leave and vacation expenses of the Seller arising in the ordinary course of business of the Business and relating to the Hired Employees to the extent reflected on the Closing Balance Sheet;

         (e) the liabilities and obligations assumed by the Buyer under Section 6.3;

         (f) liabilities and obligations arising out of the operation of the Business after the Closing Date; and

         (g) all Claims under warranties or product returns with respect to the sale of products of the Business which arose or may arise before or after the Closing Date; and

         (h) all Claims, liabilities and obligations relating to product liability claims with respect to any products sold by Buyer after the Closing Date.

For convenience of reference, the foregoing liabilities and obligations of the Seller being assumed by the Buyer are collectively called the "Assumed Obligations" in this Agreement. The Buyer hereby expressly agrees to pay and perform when due all of the Assumed Obligations.

1.4  LIABILITIES NOT BEING ASSUMED.

     Anything contained in this Agreement to the contrary notwithstanding, the Buyer is not assuming any liabilities or obligations (fixed or contingent, known or unknown, matured or unmatured) of the Seller other than the Assumed Obligations, whether or not relating to the Purchased Assets or the Business, all of which liabilities and obligations shall at and after the Closing remain the exclusive responsibility of the Seller. Without limiting the generality of the foregoing, the Buyer is not assuming any of the following liabilities and obligations:

         (a) except as provided in Section 1.3(a), all liabilities and obligations for Taxes of the Seller and all liabilities and obligations for Taxes arising out of or in connection with the operation of the Business on or prior to the Closing Date (in each case regardless of whether arising as a result of or in connection with the transactions contemplated hereby or otherwise);

         (b) all Claims, liabilities and obligations of any nature (including product liability claims with respect to any products to the extent sold on or before the Closing Date) for any accidents, breach of contract, occupational health and safety violations, illnesses, or any other type of Claim (other then Claims under warranties or product returns as specified in Section 1.3(g)), liability or obligation connected with or arising out of any matter, incident, occurrence or set of facts or circumstances prior to the Closing Date;

         (c) all liabilities and obligations of any nature whatsoever of the Seller to any of its Affiliates;

         (d) except as provided in Sections 1.3(d) and (e), all Claims by and all liabilities and obligations to employees and independent contractors for periods prior to the Closing, including, without limitation, any Claims, liabilities and obligations arising out of workers' compensation, unemployment, occupational health and safety, any Employee Plan sponsored by the Seller or its ERISA Affiliates, the Seller's failure to deposit or fund any amounts withheld from employees pursuant to any retirement plan or arrangement or retiree medical plan or arrangement, any unfunded retirement plan or arrangement or retiree medical plan or arrangement, any obligations to current or former plan participants or beneficiaries under any plan or arrangement intended to provide benefits to current or former employees of the Seller, or other remuneration required to be paid to any employee of the Business (including for wages, earned vacations, vacation pay and sick leave);

         (e) all liabilities and obligations of the Seller to financial institutions or other Persons for borrowed money or with respect to indebtedness and obligations of others which the Seller has directly or indirectly guaranteed;

         (f) all liabilities and obligations of the Seller to the extent relating to the Excluded Assets and all liabilities and obligations of the Seller under or arising out of this Agreement and any Related Document or with respect to the transactions contemplated hereby and thereby, including, without limitation, (but subject to Section 7.1) legal and accounting fees, expenses and Taxes incurred by the Seller;

         (g) all cash overdrafts for any banking accounts maintained for the benefit of the Business;

         (h) all obligations to Hired Employees for stay bonuses established by the Seller prior to Closing;

         (i) all Excluded Earnout Liabilities;

         (j) any liabilities or obligations which may arise under Article 1768 of the Civil Code of Quebec, as amended;

         (k) all Claims, liabilities or obligations under any Environmental Law arising directly or indirectly out of or in connection with the generation, use, release (including as defined in 42 U.S.C. 9601(22)), emission, deposit, discharge, treatment, storage, handling, recycling, disposal or transportation of any Hazardous Materials, to the extent that the same arose out of facts or circumstances commenced or occurring prior to the Closing Date; and

         (l) all liabilities and obligations of the Seller arising out of or relating to any Claims, adjustments, assessments or other charges (including relating to interest or penalties) relating to any applicable legislation on workers' compensation or occupational health and safety including with respect to Commission de la Sante et Securite au Travail ("CSST"), connected with or arising out of any matter, incident, occurrence or set of facts or circumstances to the extent that any such matter, incident, occurrence or set of facts of circumstances arose prior to the Closing, in each case, involving employees or former employees of the Seller.

For convenience of reference, the liabilities and obligations of the Seller which do not constitute Assumed Obligations are collectively called the "Excluded Obligations" in this Agreement.

1.5  INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC.

         (a) Simultaneously with the execution herewith, the Seller is executing and delivering (or causing to be executed and delivered) to the Buyer, such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment (collectively, the "Conveyance Instruments") as are necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), including, without limitation, a bill of sale, assignment and assumption agreement in a form previously agreed upon by the Buyer and the Seller (the "Bill of Sale and Assumption Agreement"). Simultaneously with the execution herewith, the Seller shall relinquish to the Buyer possession and operating control of the Purchased Assets and shall take all other steps that may be required or desirable to pass title to the Purchased Assets to the Buyer.

         (b) Simultaneously with the execution herewith, the Buyer is executing and delivering to the Seller, such instruments of assumption as are necessary to assume, in accordance with the terms hereof, the Assumed Obligations, including, without limitation, the Bill of Sale and Assumption Agreement.

1.6  FURTHER ASSURANCES, ETC.

         (a) The Seller shall promptly pay or deliver to the Buyer any amounts or items which may be received by the Seller after the Closing which constitute Purchased Assets and shall cause all customer orders and purchase orders placed with Affiliates of the Seller and relating to the products or services of the Business to be assigned at the Closing to the Buyer. The Seller shall, at any time and from time to time after the Closing, upon the reasonable request of the Buyer and at the expense of the Seller, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better selling, transferring, conveying, assigning and assuring to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the Purchased Assets.

         (b) The Buyer shall promptly pay or deliver to the Seller any amounts or items which may be received by the Buyer after the Closing which constitute Excluded Assets. The Buyer shall, at any time and from time to time, after the Closing, upon the reasonable request of the Seller and at the Buyer's expense, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better assuming the Assumed Obligations.

1.7  ASSIGNMENT OF CONTRACTS, RIGHTS, ETC.

     Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to transfer, sublease or assign any contract, license, real or personal property lease, sales order, purchase order or other agreement, or any Claim or right with respect to any benefit arising thereunder or resulting therefrom, or any Permit, if an attempted transfer, sublease or assignment thereof, without the required consent of any other party thereto, would constitute a breach thereof or in any material respect affect the rights of the Buyer or the Seller thereunder. The Seller shall use its commercially reasonable efforts to obtain the consent of any such third party to any of the foregoing to the transfer or assignment thereof to the Buyer in all cases in which such consent is required for such transfer or assignment. If such consent is not obtained, the Seller shall make any arrangements necessary or desirable to provide for the Buyer the benefits thereunder, including, without limitation, enforcement by the Seller for the benefit of the Buyer of any and all rights of the Seller thereunder against the other party thereto.

1.8  RIGHT OF ENDORSEMENT, ETC.

     The Seller hereby constitutes and appoints the Buyer and its successors and assigns the true and lawful attorney of the Seller with full power of substitution, in the name of the Buyer, or the name of the Seller (in such case only if the Buyer clearly indicates that it is the assignee of the Seller), on behalf of and for the benefit of the Buyer, to collect all accounts and notes receivable and other items being sold, transferred, conveyed and assigned to the Buyer to endorse, without recourse, checks, notes and other instruments constituting the Purchased Assets in the name of the Seller, to institute and prosecute all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets or the Business and to do all such acts and things in relation thereto as the Buyer may deem advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Seller, directly or indirectly, whether by the dissolution of the Seller or in any manner or for any reason. All costs and expenses incurred by Buyer in the exercise of its rights under this Section 1.8 shall be borne by Buyer.

                                   ARTICLE II

                           PURCHASE PRICE; ALLOCATION

2.1  ACQUISITION PRICE.

     The aggregate consideration (the "Purchase Price") to be received by the Seller from the Buyer for the Purchased Assets shall be Cnd. $18,650,000 (such amount being subject to adjustment pursuant to Section 2.2 below), payable, subject to the conditions set forth herein, by the Buyer to the Seller.

2.2  NET BOOK VALUE ADJUSTMENT.

         (a) Preparation of Closing Balance Sheet and Final Book Value Statement. As promptly as practicable following the Closing Date (but in no event later than 30 days after the Closing Date), the Seller shall prepare, and cause Price Waterhouse LLP, the independent accountants of the Seller (the "Seller's Accountants"), to review a balance sheet (the "Closing Balance Sheet") of the Seller reflecting the financial position of the Business immediately prior to the Closing Date and a statement (the "Final Net Book Value Statement") setting forth the computation of the Final Net Book Value (as defined below) derived therefrom, which statement shall be prepared in accordance with generally accepted accounting principles in Canada as recommended in the Handbook of the Canadian Institute of Chartered
Accountants ("GAAP") consistently applied with the Financial Statements; provided, however, that (i) reserves shall be made for uncollectible (or doubtful) accounts receivable in an amount equal to Cnd. $150,000 and old, obsolete, unmerchantable or slow moving inventory, in an amount equal to Cnd. $265,156 whether or not consistent with past practices and (ii) any write-offs or write-downs of prepaid expenses which are reflected on the Interim Balance Sheet shall be made in accordance with GAAP, whether or not consistent with past practices. In preparing the Closing Balance Sheet, the amount of goodwill to be reflected from the payment on or before the Closing of the Excluded Earnout Liabilities by the Seller shall not exceed the amount of Excluded Earnout Liabilities actually paid by the Seller and shall be stated otherwise in accordance with GAAP. For purposes of preparing the Final Net Book Value Statement, "Final Net Book Value" shall mean total assets of the Business immediately prior to the Closing Date (other than Excluded Assets) less total liabilities of the Business immediately prior to the Closing Date (other than Excluded Liabilities); provided, however, that no effect shall given to any increase in property, plant, or equipment as a result of an "involuntary conversion" as defined by GAAP.

         (b) Review by the Buyer.

               (i) Upon completion of the Final Net Book Value Statement, the Seller shall promptly deliver the same to the Buyer with a notice ("Seller's Notice of Adjustment") of the Seller setting forth its proposed adjustment, if any, of the Purchase Price as contemplated hereby. During and after the preparation of the Final Net Book Value Statement until the Final Determination Date (as defined below), the Seller shall provide the Buyer and its advisors with reasonable and timely access to the employees and records of the Seller and the work papers, trial balances and similar materials used in connection with the preparation of the Final Net Book Value Statement.

               (ii) Following receipt of the Seller's Notice of Adjustment, the Buyer will be afforded a period of 30 Business Days (the "First 30 Day Period") to review the Seller's Notice of Adjustment. At or before the end of the First 30 Day Period, the Buyer will either (A) accept the Final Net Book Value (as set forth in the Seller's Notice of Adjustment) in its entirety, in which case the Final Net Book Value will be as set forth in the Seller's Notice of Adjustment or (B) deliver to the Seller a written notice (the "Objection Notice") containing a written explanation of those items in the Final Net Book Value Statement (as set forth in the Seller's Notice of Adjustment) which the Buyer disputes, in which case the items identified by the Buyer shall be deemed to be in dispute. The failure by the Buyer to deliver the Objection Notice within the First 30 Day Period shall constitute the Buyer's acceptance of the Final Book Value as set forth in the Seller's Notice of Adjustment. If the Buyer delivers the Objection Notice in a timely manner, then, within a further period of 20 Business Days from the end of the First 30 Day Period the parties and, if mutually desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement (the "Settlement Agreement") with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent recognized firm of certified public accountants mutually acceptable to the Seller and the Buyer (the "Arbitrating Accountants"), the fees and expenses of which shall be borne equally by the Seller, on the one hand, and the Buyer, on the other hand. The Final Net Book Value will be deemed to be as determined by the Arbitrating Accountants in accordance with
      Section 2.2(a). Such determination (the "Accountants' Determination") shall be (A) in writing, (B) furnished to the Seller and the Buyer as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (C) made in accordance with GAAP and (D) nonappealable and incontestable by the Seller, the Parent, the Buyer or any of their respective Affiliates and not subject to collateral attack for any reason.

                (iii) For purposes of this Section 2.2, the "Final Determination Date" shall mean the earliest to occur of (A) the 31st day following the receipt by the Buyer of the Seller's Notice of Adjustment if the Buyer shall have failed to deliver the Objection Notice to the Seller within the First 30-Day Period, (B) the date on which either the Seller or the Buyer gives the other a written notice to the effect that such party has no objection to the other party's determination of the Final Net Book Value, (C) the date on which the Seller and the Buyer execute and deliver a Settlement Agreement and (D) the date as of which the Seller and the Buyer shall have received the Accountants' Determination.

          (c)  Adjustment.

                (i) If the Final Net Book Value is greater than Cnd. $18,650,000 (the amount of such excess being referred to herein as the "Underpayment Amount"), then, within five Business Days following the Final Determination Date, the Purchase Price shall be increased by the amount of the Underpayment Amount and the Buyer shall pay, or cause to be paid, to the Seller the Underpayment Amount.

                (ii) If the Final Net Book Value is less than Cnd. $18,650,000 (the amount of such shortfall being referred to herein as the "Overpayment Amount"), then, within five Business Days following the Final Determination Date, the Purchase Price shall be decreased by the amount of the Overpayment Amount and the Seller and/or the Parent shall pay, or cause to be paid, to the Buyer the Overpayment Amount. The Seller and the Parent shall be jointly and severally liable for the obligations in this Section 2.2.

2.3   ALLOCATION OF PURCHASE PRICE.

      The Purchase Price shall be allocated to the Purchased Assets in a statement (the "Statement of Allocation") prepared in good faith by the Buyer and approved in writing by Seller, which approval shall not be unreasonably withheld. The Buyer shall deliver the Statement of Allocation to the Seller within 90 days of the Closing Date. None of the parties shall take any action inconsistent with the Statement of Allocation prepared in accordance with this
Section 2.3.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

      The Seller hereby represents and warrants to the Buyer as follows:

         (a) Organization; Corporate Authority; Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate the Purchased Assets and to carry on the Business as now being conducted, to execute and deliver this Agreement and the Related Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller has delivered to the Buyer a copy of its articles or certificate of incorporation (the "Charter") and by-laws in effect on the Closing Date.

         (b) Corporate Action; No Conflict. The execution, delivery and performance by each of the Seller and the Parent of this Agreement and the Related Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of such Person. This Agreement has been duly and validly executed and delivered by each of the Seller and the Parent and is, and each of the Related Documents to which such Person is or will be a party, when executed and delivered in accordance with its terms, will be, the valid and binding obligation of such Person enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and subject to limitations on the remedy of specific performance and injunctive and other forms of equitable relief. Except as set forth on Schedule 3.1(b), neither the execution, delivery or performance by any of the Seller or the Parent of this Agreement or any Related Document to which it is or will be a party, nor the consummation by such Person of the transactions contemplated hereby or thereby, nor compliance by such Person with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the Charter or by-laws of such Person, in each case as in effect on the Closing Date, (ii) cause a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement, contract or other instrument or obligation to which such Person is a party or by which it or its properties or assets may be bound or (iii) violate any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement (each, a "Legal Requirement") of, from or with any Governmental Authority applicable to such Person or any of its properties or assets. Except as set forth on Schedule 3.1(b), no Permit, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by each of the Seller or the Parent of this Agreement and the Related Documents to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby, other than required filings, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Competition Act (Canada) and the Investment Canada Act. For the purposes of this Agreement, the term "Person" means any individual, corporation, association, partnership, joint venture, trust or other entity or organization, including a Governmental Authority, and "Governmental Authority" means any international or federal, provincial, state, local or regional (whether domestic or foreign) or other government, authority, instrumentality, department, commission, board, bureau, agency or court.

         (c) Financial Information. Schedule 3.1(c) contains a true and complete copy of the following:

               (i) the internally-prepared unaudited balance sheet of the Business as at June 30, 1996, and the related internally-prepared unaudited statements of income and retained earnings for the fiscal period then ended relating to the Business; and

               (ii) the internally-prepared unaudited balance sheet (the "Interim Balance Sheet") of the Business as at May 24, 1997 (the "Interim Balance Sheet Date") and the related internally-prepared unaudited statements of income and retained earnings for the 11-month period then ended relating to the Business.

The financial statements described in the foregoing clauses (i) and (ii) are collectively referred to herein as the "Financial Statements." The Financial Statements (A) were prepared in accordance with the books and records of the Business and (B) fairly present the financial position of the Business in each case at and as of the dates indicated and the results of operations and retained earnings of the Business for the periods indicated. Except as set forth on
Schedule 3.1(c), the financial statements described in the foregoing clauses (i) and (ii) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except that any unaudited financial statements may omit footnote disclosure). All allocations of corporate overhead by the Parent to the Seller in the Financial Statements were fair, proper and made in accordance with GAAP.

         (d) Absence of Undisclosed Liabilities. Except for liabilities incurred in the ordinary course of the Business not to exceed Cnd. $500,000 since the Interim Balance Sheet Date, there are no liabilities of any nature (matured or unmatured, fixed or contingent) affecting or relating to the Business which were not provided for or disclosed on the Interim Balance Sheet and which are required to have been provided for or disclosed thereon in accordance with GAAP, except as disclosed on Schedule 3.1(d).

         (e) Absence of Changes. Except as set forth on Schedule 3.1(e), since the Interim Balance Sheet Date the Business has been operated in the ordinary course and consistent with past practice, and there have not been any:

               (i) adverse changes in the assets (including, without limitation, levels of working capital and the components thereof), properties, liabilities, financial condition, operations, results of operations, or business of the Business (other than changes relating solely to the Excluded Assets or the Excluded Liabilities);

               (ii) occurrences resulting in the damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property of the Business in excess of Cnd. $50,000 in the aggregate;

               (iii) obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred or entered into, or any transactions, contracts or commitments entered into, by the Business, other than in the ordinary course of the business of the Business and consistent with past practice (other than as related solely to the Excluded Liabilities);

               (iv) licenses, sales, transfers, pledges, mortgages or other hypothecations or dispositions of any tangible or intangible assets of the Business, other than in the ordinary course of the business of the Business and consistent with past practice (other than as related solely to the Excluded Assets);

               (v) agreements or contracts entered into by or on behalf of the Business which require the delivery by the Seller of a performance bond;

               (vi) any amendments, terminations or waivers of any rights of value to the Business;

               (vii) increases in, or changes in the method of computing, the compensation of employees of the Seller who are employed in the Business (including, without limitation, increases pursuant to or change in method under any bonus, pension, profit sharing, deferred compensation arrangement or other plan or commitment), or increase in compensation payable to any officer, employee, consultant or agent of the Seller who are employed in the Business, or entering into of any employment contract with or making of any loan to, or engagement in any transaction with, any officer or employee of the Seller who are employed in the Business, except for increases in compensation in the ordinary course of the Business, consistent with past practices and not in excess of 10% of any such employee's overall compensation;

               (viii) changes in the manner in which the Business extends discounts or credits to customers or otherwise deals with customers;

               (ix) changes in the accounting methods or practices followed by or with respect to the Business, or any changes in depreciation or amortization policies or rates theretofore adopted;

               (x) forward purchase commitments in excess of normal operating inventories or at prices higher than current market prices;

               (xi) termination of employment of any key employee of the Seller employed in the Business, or, to the Knowledge of the Seller, any expression of intention by any key employee of the Seller employed in the Business to terminate his or her employment;

               (xii) cancellation or termination of any insurance policy maintained by or with respect to the Business;

               (xiii) any account receivable with a face amount in excess of Cnd. $100,000 having (i) become past due in excess of 90 days in its payment, (ii) had asserted against it any claim, refusal to pay or right of set-off or (iii) been placed in jeopardy;

               (xiv) any write-down or write-up of the value of any inventory of the Business, or any write-off of any accounts receivable or notes receivable of the Business or any portion thereof;

               (xv) any changes in the manner in which corporate overhead is allocated to the Business; or

               (xvi) agreements or understandings, whether in writing or otherwise, for the Seller to take any of the actions specified in items (i) through (xv) above.

         (f) Leased Real Property.

               (i) Neither the Seller nor any Affiliate (including the Parent) owns any real property or interest therein that is held for use primarily in connection with the Business.

               (ii) (A) Each lease set forth on Schedule 3.1(f) (collectively, the "Leases") is in full force and effect and all rent and other sums and charges payable by the Seller thereunder are current, (B) no notice of default or termination under any Lease is outstanding, (C) no event or condition which, with the giving of notice or the lapse of time or both, would constitute a default or termination event or condition under any Lease exists or has occurred, and (D) no lessor under any Lease has any Encumbrance (other than Permitted Encumbrances) under any Lease or otherwise against the Purchased Assets. The Seller's leasehold estate under and the Seller's leasehold interest in each Lease is held free and clear of all Encumbrances (other than Permitted Encumbrances) and other matters adversely affecting title thereto, which is claimed by or through the Seller. The Seller has delivered to the Buyer true and complete copies of all Leases (including all amendments, waivers, modifications and supplements thereto).

               (iii) Except as set forth on Schedule 3.1(f), (A) all improvements on the real property leased to the Seller (the "Leased Real Property"), insofar as they relate to the Business, conform in all respects to all applicable Legal Requirements (including applicable environmental and occupational safety and health laws and regulations) and zoning and building ordinances of Governmental Authorities, and all of the Leased Real Property is zoned for the purposes for which such Leased Real Property is presently being used, (B) all improvements on the Leased Real Property, insofar as they relate to the Business, are in good condition, normal wear and tear excepted, and there does not exist any condition which interferes with the present economic value or use thereof by the Business, (C) none of the buildings and structures located on the Leased Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, insofar as they relate to the Business, violates any restrictive covenant or encroaches on any property owned by others or any servitude easement, right of way or other encumbrance or restriction affecting such Leased Real Property, nor does any building or structure of any third party encroach upon the Leased Real Property or any servitude easement or right of way benefitting the Leased Real Property, and (D) no condemnation proceeding is pending or, to the Knowledge of the Seller, threatened, which would preclude or impair the use by the Business of any Leased Real Property for the uses for which it is intended.

         (g) Title to Assets, Properties, Interests in Properties and Rights and Related Matters. The Seller has good, valid and marketable title to all of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as disclosed on Schedule 3.1(g), no Affiliate of the Seller or the Parent owns any assets, properties, interests in properties or rights, of any kind or description, used in the Business, other than the Excluded Assets. There does not exist any condition which interferes with the use of any tangible personal property included in the Purchased Assets. The Purchased Assets are in good operating condition, normal wear and tear excepted. The Purchased Assets include all assets and properties (real, personal and mixed, tangible and intangible), interests in properties and rights necessary to permit the Buyer to carry on the Business as presently conducted by the Seller. The Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey and assign the Purchased Assets owned by it.

         (h) Intellectual Property Rights.

               (i) Schedule 3.1(h)(i)(a) attached hereto, sets forth a list of all extant patents, rademarks, service marks, and registrations thereof, trade names and copyrights, applications and registrations for the foregoing owned by the Seller and licenses of Intellectual Property granted to the Seller that are used or held for use in the Business; and invention disclosures of the employees on Schedule 3.1(h)(ii), which invention disclosures relate to the Business and for which patent applications have not been filed. As used herein, the term "Requisite Rights" means the Intellectual Property Rights of the Seller listed on
        Schedule 3.1(h)(i)(a). Except as set forth or disclosed in Schedule 3.1(h)(i)(b):

                      (A) the Seller owns, and possesses all incidents of ownership of, the Requisite Rights;

                      (B) no royalties or other fees are payable by the Seller to other persons by reason of the ownership, sale, license or use of the Requisite Rights in the Business as presently conducted;

                      (C) no product or service manufactured, marketed or sold presently by the Business violates or infringes on any Intellectual Property Rights of any other Person;

                      (D) there is no pending or, to the Knowledge of the Seller, threatened claim or litigation (nor, to the Knowledge of the Seller, does there exist any basis therefor) contesting the validity of or the right to bring actions for infringement (to the extent any such right presently exists with the Seller) or the right to use in the Business as presently conducted any of the Requisite Rights, nor has the Seller received any notice that any of the Requisite Rights or the operation or proposed operation of the Business conflicts or will conflict with the asserted rights of any other Person; and

                      (E) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any Requisite Right and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Requisite Right or in any way impair the right of the Buyer to use, sell, license or dispose of or bring any action for the infringement (to the extent any such right presently exists) of any Requisite Right or portion thereof.

               (ii) Schedule 3.1(h)(ii) sets forth a list of the employees of the Seller who have signed any agreement which provides for such employees to assign or otherwise transfer to the Seller all of their respective right, title and interest in and to any Intellectual Property Rights relating to the Business.

               (iii) As used herein, the term "Intellectual Property Rights" means all intellectual property rights including, without limitation, Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, trade names, service marks, service mark registrations, service mark applications, logos, copyrights (statutory and common law), copyright applications, copyright registrations, know-how, licenses, trade secrets, industrial designs, industrial registrations, industrial design or registration applications, proprietary processes and formulae, layouts, processes, inventions, development tools and all documentation and media constituting, describing or relating to any of the foregoing, including, without limitations, manuals, memoranda and records. As used herein, the term "Proprietary Technology" means all proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights owned by the Seller pertaining to any product or service currently or previously manufactured, sold, distributed or marketed or proposed to be manufactured, sold, distributed or marketed (as the case may be), by the Business or used, employed or exploited in the development, manufacture, license, sale, distribution, marketing or maintenance of the business thereof, and all documentation and media constituting, describing or relating to the foregoing.

            (i) Environmental Matters. Except as disclosed on Schedule
        3.1(i)(i),

                  (i) the Seller has obtained all Permits which are required to conduct the Business under all Environmental Laws. The Seller is as of the Closing Date and for the past five years has been in compliance with the terms and conditions of all such Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to the Business or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. As used herein, "Environmental Law" shall mean, without limitation, any federal, state, provincial or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common or civil law of the United States or Canada including, without limitation, the Environmental Quality Act (Quebec), the Canadian Environmental Protection Act (Canada), the Clean Air Act (Canada), the Transportation of Dangerous Goods Act (Canada), the Hazardous Materials Information Review Act (Canada), the Act Respecting Pesticides (Quebec), the Act Respecting Ecological Reserves (Quebec), the Act Respecting Occupational Health and Safety (Quebec), the Use of Petroleum Products Act (Quebec), Regulation no. 87 (Montreal Urban Community), Regulation no. 90 (Montreal Urban Community) or of any other jurisdiction in which the Seller owns or leases any real property or conducts operations in respect of the Business, in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree of judgment relating to the environment, health, safety or Hazardous Materials. As used herein, "Hazardous Materials" shall mean all infectious, toxic or hazardous pollutants, contaminants (including contaminants as defined in the Environmental Quality Act, R.S.Q., c. Q-2 (Canada), as amended from time to time), chemicals, substances, materials or wastes of whatever kind or nature, whether liquid, solid or gaseous, referenced, described, defined or included in any Environmental Law. Hazardous Materials include, without limitation, petroleum products, heavy metals, asbestos and PCBs.

                  (ii) Except as disclosed on Schedule 3.1(i)(ii), no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of the Seller, threatened by any Governmental Authority with respect to any alleged failure by the Seller to comply with any Environmental Law or to have any Permit required in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release (including as such term is defined in 42 U.S.C. Section 9601(22)) of any Hazardous Materials.

                  (iii) Except as disclosed on Schedule 3.1(i)(iii), in the conduct of the Business, (A) the Seller has not handled any Hazardous Material so as to require a hazardous waste management permit, and the Seller has not generated, recycled, treated, stored, disposed of or Released any Hazardous Material in violation of any Environmental Law in the conduct of the Business; (B) no PCB is or has been present, in violation of any Environmental Law, at any property occupied by the Business; (C) no asbestos is or has been present, in violation of any Environmental Law, at any property occupied by the Business; (D) there are no underground storage tanks for Hazardous Materials, active or abandoned, in violation of any Environmental Law, at any property occupied by the Business; and (E) no Hazardous Materials have been Released in excess of a "reportable quantity" established by statute, ordinance, rule, regulation or order or in a quantity or manner that would support an order from any Governmental Authority or other legal obligation under Environmental Laws requiring Buyer to perform or pay for investigation, remediation, or other relief or response to such Release.

                  (iv) Except as disclosed on Schedule 3.1(i)(iv), the Seller has not transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed on the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") maintained by the U.S. Environmental Protection Agency ("US EPA"), or listed on any similar state list or provincial list under any Environmental Law, or which may lead to any Claim under Environmental Laws against the Seller or the Business for or with respect to clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, Claims under CERCLA.

Except as disclosed on Schedule 3.1(i)(i), no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Seller and no property now or previously owned or leased by the Seller in the conduct of the Business is listed on the National Priorities List ("NPL") promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites or provincial list under any Environmental Law, potentially requiring investigation or clean-up or formally proposed for listing by the US EPA or any other Governmental Authority.

         (j) Contracts, Etc. Schedule 3.1(j) and, with respect to Intellectual Property Rights, Schedule 3.1(h) contains a list of all oral and written contracts, agreements and other instruments to which the Seller is a party and which relate solely or in principal part to the Business, which are outside the ordinary course of business or which are referred to in clauses (i) through
(xvi) below (collectively, the "Contracts"). Except as set forth in Schedule 3.1(j), the Seller is not, with respect to the Business, a party to any of the following:

                  (i) any distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or any other contract requiring the payment of any commissions in excess of Cnd. $25,000 per year;

                  (ii) any continuing contract for the future purchase of inventory, material, supplies, equipment or services or for the future sale of products or services, in each case which is not terminable within 60 days of the Closing Date without cost or other liability;

                  (iii) any license or other agreement or arrangement providing for the payment of a royalty or licensing fee to or by the Seller;

                  (iv) any contract with or commitment for the employment or retention of any officer, employee or consultant or any other type of contract with any officer, employee or consultant for services rendered to the Seller;

                  (v) any profit-sharing, bonus, stock option, pension, retirement, stock purchase, disability, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer or employee of or consultant to the Seller employed in or retained with respect to the Business;

                  (vi) except as may relate to any Excluded Liabilities, any indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing of money, for a line of credit or for any leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 issued by the Financial Accounting Standards Board;

                  (vii) any contract or commitment for capital expenditures involving more than Cnd. $25,000 each or Cnd. $50,000 in the aggregate;

                  (viii) any lease, sublease or other agreement pursuant to which it is a lessee of or holds or operates any real or personal property owned by any third party;

                  (ix) any option or other agreement to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property;

                  (x) any contract or commitment for charitable contributions;

                  (xi) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code) which would result in a disallowance of the deduction for any "excess parachute payment" (as defined under Section 280G(b)(i) of the Code) if the Seller were subject to such provisions;

                  (xii)  any guaranty of the obligations of third parties;

                  (xiii) any agreement which restricts it from conducting the Business anywhere in the world;

                  (xiv) any agreement under which it has agreed to indemnify any third party with respect to, or to share, the tax liability of any third party;

                  (xv) any agreement or arrangement for the purchase or other acquisition of or sale or other disposition of any assets, properties or rights other than in the ordinary course of business; or

                  (xvi) any other agreement or contract which is material to the Business, the Purchased Assets or Assumed Obligations (including, without limitation, levels of working capital and the components thereof), other than this Agreement, the Related Documents and any other agreement related to the transactions contemplated hereby and thereby. The Seller has not received notice alleging it to be in default in any respect, and the Seller has in all respects performed all the obligations required to be performed by it to date and is not in default in any respect under any Contract, and there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default under any Contract.

The Seller has not received from any party to any Contract notice of its intention to cancel or terminate such Contract. The Seller has furnished to the Buyer true and complete copies of all of the Contracts (including all amendments, supplements and modifications in respect thereof) or a description thereof as set forth on Schedule 3.1(j).

         (k) Litigation, Etc. Except as set forth on Schedule 3.1(h) or (k), there are no (i) claims (whether legal, administrative, arbitration or otherwise) pending or, to the Knowledge of the Seller, threatened affecting the Business or the Purchased Assets or Assumed Obligations, whether at law or in equity, or before or by any Governmental Authority or (ii) judgments, decrees, injunctions or orders of any Governmental Authority, or arbitrator affecting the Business or the Purchased Assets or Assumed Obligations. The Seller has delivered to the Buyer true and complete copies of all documents and correspondence relating to matters referred to in Schedule 3.1(k) which are included in the Assumed Obligations.

         (l) Compliance with Law; Governmental Authorizations.

               (i) The Seller is not in violation of any Legal Requirement applicable to the Business.

               (ii) (A) The Seller has all licenses, permits, orders, approvals and other authorizations of or from all Governmental Authorities which are necessary in the conduct of the Business (collectively, the "Permits"), (B) such Permits are in full force and effect, (C) no violations are currently pending with respect to any such Permit, and (D) no proceeding is pending or, to the Knowledge of the Seller, threatened to revoke or limit any such Permit. Schedule 3.1(l) contains a true and complete list of all of the Permits and the Seller has furnished to the Buyer true and complete copies thereof.

              (iii) Within the past five years, neither the United States Occupational Safety and Health Administration, CSST nor any other Governmental Authority has alleged or requested a correction by the Seller in respect of the Business of any such occupational health or safety problem.

      (m) Warranties of Products; Products Liability; Regulatory Compliance Regarding Products.

                (i) The products manufactured, sold or distributed, by the Seller in connection with the Business are free from any material defects, and conform in all respects with all standards for products of such type.

               (ii) No Governmental Authority regulating the marketing, testing or advertising of any of the products manufactured, sold or distributed by the Business has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling or distribution of any such product or that such product be modified.

          (n) Inventories; Accounts and Notes Receivable.

                (i) Except as set forth on Schedule 3.1(n), the inventories of the Seller with respect to the Business include no items which are obsolete, of below standard quality or of a quality or quantity not usable or salable in the normal course of business of the Business, the aggregate value of which has not been written down on the books of account of the Seller to realizable market value or with respect to which adequate reserves have not been, or will not be in the Closing Balance Sheet in accordance with GAAP and Section 2.2(b), provided.

                (ii) Except as set forth on Schedule 3.1(n), all of the accounts receivable and notes receivable owing to the Seller as of the Closing Date constitute, and as of the Closing will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on
      Schedule 3.1(n) as of the Closing Date, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or threatened to refuse to pay its obligations for any reason, (iii) no account debtor or note debtor that is insolvent or bankrupt, (iv) no account receivable or note receivable pledged to any third party by the Seller and (v) no account or note receivable that is in jeopardy for any reason.

      (o) Labor Relations; Employees. Schedule 3.1(o) contains a true and complete list of the persons employed by the Seller in the Business as of the Closing Date (the "Current Employees"). Except as set forth on
      Schedule 3.1(o), (i)the Seller has not been notified by any Current Employee of any grievance or problem existing between the Seller and such Current Employee; (ii) the Seller is not delinquent in payments to any of the Current Employees for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them to the Closing Date or for amounts required to be reimbursed to the Current

      Employees;(iii) upon termination of the employment of any of the Current Employees, neither the Seller nor the Buyer will by reason of anything done prior to the Closing, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section 4980B of the Code or to any of the Current Employees for so-called "severance pay" or any other payments; (iv) the Seller is in compliance in all respects with all Legal Requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, all Legal Requirements promulgated by the Equal Employment Opportunity Commission and the Department of Labor under the Occupational Safety Hazards Act and the Worker Adjustment and Retraining Notification Act); (v) there is no unfair labor practice complaint against the Seller relating to or arising out of the conduct of the Business pending or, to the Knowledge of the Seller, threatened before the National Labor Relations Board or any comparable state, provincial, local or foreign agency; (vi) there is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Seller, threatened against or involving the Seller affecting the Business; (vii) no representation question exists regarding the Current Employees; (viii) no grievance and no arbitration proceeding arising out of or under collective bargaining agreements is pending in respect of the Business and no Claim therefor has been asserted; and (ix) no collective bargaining agreement or other contract with or commitment to any labor union is in effect or currently being negotiated by the Seller. The Seller has delivered to the Buyer true and complete copies of all handbooks, manuals and other policies describing the employment policies with respect to the Business.

          (p) Employee Plans.

                (i) Except as set forth on Schedule 3.1(p), the Seller has not been within the past five years a party to, sponsored or maintained any Employee Plans. As used herein, the term "Employee Plan" means any employee benefit plan (including as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), as well as any other plan, program or arrangement organized, maintained and/or administered pursuant to any provincial pension plan act (e.g., the Supplemental Pension Plan Act (Quebec)) involving direct or indirect compensation, under which the Seller may have any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries, and which relates primarily to the Business. As used herein, the term "ERISA Affiliate" means any entity that is a member of a "controlled group of corporations" with or is under "common control" with the Seller as defined in Section 414(b) or (c) of the Code.

                (ii) Schedule 3.1(p) contains a true and complete list of all Employee Plans.

                (iii) No Employee Plan currently maintained by the Seller is or was within the past five years a "multiple employer plan" (including as such term is defined within the meaning of Section 413 of the Code).

                (iv) The Seller is not and has not been for the past five years obligated to contribute to any Employee Plan which is a "multiemployer plan" (as such term is defined within the meaning of Section 3(37) of ERISA).

                (v) Neither the Seller nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA (or any other statute pursuant to which the Seller maintains any other Employee Plan) or engaged in a prohibited transaction which could subject the Seller to any tax or penalty imposed under any Legal Requirement including, without limitation,
      Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA.

                (vi) Each Employee Plan has been maintained and operated in accordance with its terms and is in substantial compliance with the requirements of all Legal Requirements including, without limitation, ERISA and the Code and in accordance with the provisions of any applicable collective bargaining agreement.

                (vii) Each Employee Plan for which the Seller has claimed a deduction under Section 404 of the Code, as if such Employee Plan were qualified under Section 401 of the Code, has received or has timely applied for a favorable determination letter from the Internal Revenue Service as to the qualification of such Employee Plan, and such favorable determination letter has not been modified, revoked or limited in any way.

                (viii) All contributions due and payable on or before the Closing Date in respect of the Employee Plans will be made in full and in proper form, and adequate accruals have been provided for in the financial statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

                (ix) No Employee Plan subject to, any applicable employee benefits Law including, without limitation, Part (3) of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code), whether or not waived.

                (x) The Seller has neither made nor agreed to make, nor is it required to make (in order to bring any of the Employee Plans into substantial compliance with any applicable employee benefits Legal Requirement including, without limitation, ERISA or the Code), any change in benefits that would increase the costs of maintaining any of the Employee Plans.

                (xi) As of the Closing Date, there are no actions, suits, disputes, arbitrations or claims pending (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the knowledge of the Seller, threatened against any Employee Plan or against the assets of any Employee Plan.

                (xii) No Employee Plan subject to Title IV of ERISA (or any equivalent Canadian Legal Requirement) has been terminated within the past four years, and no proceeding has been initiated to terminate any Employee Plan.

                (xiii) Neither the Seller nor its ERISA Affiliates nor any member of a controlled group including the Seller or any of its ERISA Affiliates has incurred within the past five years, nor reasonably expects to incur, any termination, liability in respect of any Employee Plan under any applicable employee benefits Legal
      Requirement including, without limitation, Section 4064 or 4069 of ERISA.

                (xiv) No "reportable event" under any applicable employee benefits Legal Requirement (within the meaning of Section 4043 of ERISA) has occurred within the past five years with respect to any Employee Plan subject to ERISA.

                (xv) Each Employee Plan which is a "group health plan" (as defined in any applicable employee benefits Legal Requirement including as defined in Section 5000 of the Code) has been maintained in compliance with all applicable employee benefits Legal Requirements including, without limitation, Section 4980B of the Code and Title I, Subtitle B,
      Part 6 of ERISA and no tax payable on account of any applicable employee benefits Law including, without limitation, Section 4980B of the Code has been or is expected to be incurred by Seller with respect to an Employee Plan.

                (xvi) No benefit payable or which may become payable by the Seller pursuant to any Employee Plan shall constitute an "excess parachute payment" (as defined in any applicable employee benefits Legal Requirement including within the meaning of Section 280G of the Code) which is subject to the imposition of an excise tax under any applicable employee benefits Legal Requirement including, without limitation, Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                (xvii) No Employee Plan currently maintained by the Seller provides any post-retirement health or life insurance benefits, and the Seller does not maintain any obligations to provide any post-retirement benefits in the future.

      (q) Tax Matters. (i) The Seller has paid (or the Parent on behalf of the Seller has paid) all Taxes required to be paid through the Closing Date and will pay all Taxes required to be paid by it, in respect of the Business, for periods ending on or prior to the Closing Date and has properly and timely filed and will, prior to the Closing, properly and timely file all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by it (collectively, "Returns"), in respect of the Business, prior to the Closing (other than those for which extensions shall have been granted prior to Closing) relating to any Taxes with respect to any income, properties or operations of the Seller prior to the Closing; (ii) no tax liens have been filed with respect to any of the Purchased Assets, and there are no pending tax audits of any of the Seller or the Parent relating to the Business; (iii) the Seller has withheld from each payment made to any of its present or former employees, officers and directors, and to all Persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada), all amounts required by Law, and has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority; (iv) the Seller has remitted all Canada Pension Plan and Quebec Pension Plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees to the proper Governmental Authority within the time required by applicable Law; (v) the Seller has charged, collected and remitted on a timely basis all amounts as required by applicable Law on any sale, supply or delivery whatsoever, made by the Seller in respect to the Business including, without limitation, sales and goods and services taxes;
(v) the Seller is a registrant for the purposes of the goods and services tax provided for under the Excise Tax Act and its registration number is 140640236RT; (vi) the Seller is a registrant for the purposes of the Taxes provided for under the Quebec Sales Tax Act and its registration number is 1017799629TQ0001; (vii) The Seller has never acquired or had the use of any of the Purchased Assets from a Person (a "Related Person") with whom the Seller was not dealing at arm's length, as determined under the Income Tax Act (Canada); and the Seller is not a party to or bound by any agreement with, it is not indebted to, and no amount is owing to the Seller by any Person, not dealing at arm's length, within the meaning of the Income Tax Act (Canada), with the Seller.

        (r) Brokers. Except as set forth on Schedule 3.1(r), neither Seller nor any of its officers, directors, stockholders or employees has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        (s) Distributions; Transactions with Affiliates. Except as set forth on
Schedule 3.1(s), no Affiliate of the Seller has purchased, acquired or leased any property or services from (or made any payments or incurred any indebtedness with respect thereto), or sold, transferred or leased any property or services to, or entered into any management, consulting or similar agreement or tax-sharing agreement with, the Business. For purposes of this Agreement, the term "Affiliate," as to any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided, however, that with respect to the Parent and the Seller, the term "Affiliate" shall not be deemed to include Chase Capital Partners.

        (t) Principal Customers. Schedule 3.1(t) sets forth a list of each customer of the Seller to which the Seller, individually or in the aggregate, sold more than Cnd. $250,000 in goods or services in connection with the Business in its most recent fiscal year (the "Principal Customers"). Except as set forth on Schedule 3.1(t), (1) no disagreement or problem exists between the Seller and any of the Principal Customers with an amount in controversy in excess of Cnd. $250,000, (2) the business relationship between the Seller and each of the Principal Customers is good and (3) no Principal Customer has threatened to terminate its relationship and dealings with the Business, whether as a result of the transactions contemplated by this Agreement or otherwise.

        (u) Bank Accounts; Powers of Attorney. Schedule 3.1(u) sets forth a complete and correct list of (i) the names of each bank account in which the Seller has an account or safe deposit box used for the Business, and the names of all persons authorized to draw thereon, or have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations, holding general or special powers of attorney from the Seller in respect of the Business and a summary of the terms thereof.

        (v) Suppliers and Vendors. Since June 30, 1996, no material supplier or vendor of the Seller has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Seller or has decreased, limited or otherwise modified, or threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Seller.

        (w) Original Purchase Agreement. The Seller or the Parent has, prior to the Closing, paid in full all Excluded Earnout Liabilities. The full amount of the liabilities or obligations of the Seller under (i) Article III of the Original Purchase Agreement (including under Sections 3.3(ii) and 3.3(vi) for the Performance Measurement Period (as such term is defined therein)) ending June 30, 1997 does not exceed Cnd. $1,250,000, and (ii)(x) Section 2.2(vi) of the Original Purchase Agreement (as it relates to clause (a) of Schedule 2.2(vi) thereunder) for the period ending on the Closing Date shall be deemed to be Excluded Obligations hereunder and (y) Section 2.2(vi) of the Original Purchase Agreement (as it relates to clause (b) of Schedule 2.2(vi) thereunder shall either have been satisfied in full on or prior to the Closing or shall be reflected as a liability on the Closing Balance Sheet in accordance with GAAP. Immediately prior to the Closing, the Seller has no obligations then owing to any Person under Sections 2.2(vi), 2.3 or 3.5 of the Original Purchase Agreement.

        (x) Definition of Knowledge. As used in this Agreement, the term "Knowledge" of the Seller means and includes actual knowledge of those persons listed on Schedule 3.1(y).

3.2  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     The Buyer represents and warrants to the Seller as follows:

        (a) Organization; Corporate Authority; Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

        (b) Capitalization. The authorized capital of the Buyer consists of 100 Class A shares of common stock which are all issued and outstanding and owned by Advanced Accessory Systems, LLC, a Delaware limited liability company. Immediately after the Closing, all such issued and outstanding shares of common stock will be duly authorized and validly issued and outstanding.

        (c) Corporate Action; No Conflict. The execution, delivery and performance by the Buyer of this Agreement and the Related Documents to which the Buyer is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and is, and each of the Related Documents to which the Buyer is or will be a party, when executed and delivered in accordance with its terms, will be, the valid and binding obligation of the Buyer, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by the Buyer of this Agreement or any of the Related Documents to which the Buyer is or will be a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any provision hereof or thereof will
(i) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Buyer, in each case as in effect on the Closing Date, (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement, contract or other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets is or may be bound or (iii) violate any Legal Requirement of, from or with any Governmental Authority applicable to the Buyer or any of its properties or assets. No Permit, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by the Buyer of this Agreement and the Related Documents to which the Buyer is or will be a party, or the consummation by the Buyer of the transactions contemplated hereby or thereby, other than required filings under the HSR Act or under Canadian Legal Requirements.

        (d) Brokers. Neither the Buyer nor any of its officers, managers or employees has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        (e) No Prior Business. The Buyer was formed for the purpose of acquiring the Business and has not conducted any business in the past, except in connection with the transactions contemplated by this Agreement and related activities.

        (f) GST and QST. The Buyer has applied to the Quebec Ministry of Revenue for the issuance to it of GST and QST numbers and has been assured that the same will be issued to it retroactively to no later than the Closing Date.


                                   ARTICLE IV

                                     CLOSING

             The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Martineau Walker simultaneously with the execution and delivery herewith on July 2, 1997 (the "Closing Date").

                                   ARTICLE V

                                 INDEMNIFICATION

5.1  DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "Buyer Indemnification Event" means any of the following:

                (i) the untruthfulness, inaccuracy or breach of any representation or warranty of the Seller contained in this Agreement or any Related Document, any Schedule attached hereto or thereto or any certificate delivered by the Seller in connection herewith or therewith;

                (ii) the breach by the Seller of any agreement or covenant of the Seller contained in this Agreement or any Related Document;

                (iii) the assertion of any Claim against or the payment of any Loss to the extent related to such Claim by any Buyer Indemnified Person that arose in connection with, or is in any way related to any Excluded Obligations;

                (iv) the assertion against or payment by any Buyer Indemnified Person of any Claim or Loss to the extent related to such Claim as a result of non-compliance by the Seller or the Buyer with the "bulk sales laws" of any jurisdiction which may be applicable to the transactions contemplated hereby (including, without limitation, under Article 1768 of the Civil Code of Quebec, as amended (including, without limitation, the sale of enterprise provisions thereunder));

                (v) the assertion of any Claim against or payment of any Loss to the extent related to such Claim by any Buyer Indemnified Person relating in any way to Taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, with respect to periods ending on or prior to the Closing Date, other than Taxes relating to the conduct of the Business after the Closing Date or as may be specified in Section 1.3(a);

                (vi) the assertion of any Claim against or the payment of any Loss to the extent related to such Claim by any Buyer Indemnified Person relating to or arising out of the environmental matters existing or occurring prior to the Closing Date;

                (vii) the assertion of any Claim against or the payment of any Loss to the extent related to such Claim by any Buyer Indemnified Person relating to or arising out of any Excluded Earnout Liabilities; and

                (viii) all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by any Buyer Indemnified Person in connection with any action, suit, proceeding, demand, assessment or judgment arising out of any of the matters indemnified against under this Article or in connection with the enforcement by any Buyer Indemnified Person of its rights under this Article.

        (b) "Buyer Indemnified Persons" means and includes the Buyer and its officers, directors, employees, Affiliates, successors and assigns of all or any portion of the Business.

        (c) "Claim" means any claim, demand, assessment, action, suit, proceeding, investigation, cause of action, litigation, judgment, order or decree.

        (d) "Indemnified Persons" means the Buyer Indemnified Persons or the Seller Indemnified Persons, as the case may be.

        (e) "Indemnifying Person" means the Buyer, in the case of any Seller Indemnification Event, or the Seller, in the case of any Buyer Indemnification Event, as the case may be.

        (f) "Losses" means any and all losses, claims, shortages, damages, liabilities, obligations, expenses, assessments, tax deficiencies and Taxes, and fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) sustained, suffered or incurred by any Indemnified Person in connection with any Claim incident to or otherwise arising from any matter which is the subject of indemnification under this Article or in connection with the enforcement by the Indemnified Persons or any of them of their respective rights under this Article; provided, however, that in computing the amount of any Losses for purposes of determining the liability of any Indemnifying Party under Section 5.2, the amount of any insurance proceeds actually received by the Indemnified Person, less any deductibles and any resulting premium increases, shall be deducted from such Losses.

          (g) "Seller Indemnification Event" means the following:

                 (i) the untruthfulness, inaccuracy or breach of any representation or warranty of the Buyer contained in this Agreement or any Related Document, any Schedule attached hereto or thereto or any certificate delivered by the Buyer in connection herewith or therewith;

                 (ii) the breach of any agreement or covenant of the Buyer contained in this Agreement or any Related Document;

                 (iii) the assertion of any Claim against or payment of any Loss to the extent related to such Claim by any Seller Indemnified Person that arose in connection with or is in any way related to any Assumed Obligation;

                 (iv) the assertion of any Claim against or payment of any Loss to the extent related to such Claim by any Seller Indemnified Person relating in any way to Taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, with respect to periods after the Closing Date (other than to the extent assumed under Section 1.3(a));

                 (v) the assertion of any Claim against or the payment of any Loss to the extent related to such Claim by any Seller Indemnified Person relating to any legal action against such Seller Indemnified Person arising as a result of the agreements in Section 6.8 hereof;

                 (vi) the assertion of any Claim against or the payment of any Loss to the extent directly related to such Claim by any Seller Indemnified Person relating to any legal action against such Seller Indemnified Person arising as a direct result of the grossly negligent use by the Buyer of the power of attorney in a manner in contravention of
      Section 1.8 hereof;

                 (vii) the assertion of any Claim against or the payment of any Loss to the extent related to such Claim by any Seller Indemnified Person resulting from the Seller's failure to collect and remit any applicable GST and QST with respect to the transactions contemplated hereunder; and

                 (viii) all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by any Seller Indemnified Person in connection with any action, suit, proceeding, demand, assessment or judgment arising out of any of the matters indemnified against under this

      Article or in connection with the enforcement by any Seller
      Indemnified Person of its rights under this Article.

        (h) "Seller Indemnified Persons" means and includes the Seller and its respective officers, directors, employees, Affiliates and successors.

        (i) "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, real property taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person or a member of an affiliated or combined group. Without limiting the foregoing, the term "Taxes" shall include GST and QST. The term "GST" shall mean taxes, interest, penalties and fines imposed under Part IX of the Excise Tax Act (Canada) and the regulations made thereunder as well as any Notice of Ways and Means Motion or Bill tabled in the House of Commons or any press release or publicly disseminated statement by the Minster of Finance, which sets forth a proposal to amend or a proposed amendment to the Excise Tax Act (Canada) or the regulations made thereunder which, when enacted, shall have retroactive effect to the date of its enactment and all provincial sales taxes integrated with such federal taxes, as the case may be (collectively, the "GST Legislation"). The term "QST" means taxes, interest, penalties and fines imposed under the Quebec Sales Tax Act and the regulations made thereunder including any proposed amendment to such legislation announced by way of press release from time to time by the Minister of Finance for the Province of Quebec or such other minister charged with the administration of the Quebec Sales Tax Act, which announcement confirms that such proposed amendment, when enacted, shall have retroactive effect to a date prior to the date of its enactment (collectively, the "QST Legislation").

5.2  INDEMNIFICATION GENERALLY.

        (a) Buyer Indemnification. The Seller shall indemnify the Buyer Indemnified Persons for, and hold each of them harmless from and against, any and all Losses resulting from any Buyer Indemnification Event; provided, however, that the Seller shall have no obligation or liability to indemnify and hold harmless the Buyer Indemnified Persons from and against Losses resulting from a Buyer Indemnification Event described in Section 5.1(a)(i) (other than a Buyer Indemnification Event relating to a breach of the representations set forth in Sections 3.1(a), (b), (d), (n), (r) and (w)) unless and until the aggregate amount of all such Losses shall exceed Cnd. $300,000 and then only to the extent of such Losses in excess of Cnd. $300,000 and the aggregate liability of the Seller under this Section 5.2(a) for such Losses shall not exceed, when aggregated with any other payment by the Seller to the Buyer Indemnified Persons under this Agreement, Cnd. $5,000,000. Notwithstanding anything to the contrary contained herein, the foregoing limitation shall not apply to the willful breach of any representation or warranty.

        (b) Seller Indemnification. The Buyer shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Losses resulting from any Seller Indemnification Event provided that the aggregate liability of the Buyer under this Section 5.2(b) for such Losses (except Losses resulting from the failure by the Buyer to assume, perform, pay or discharge in accordance with this Agreement, any Assumed Obligation) shall not exceed when aggregated with any other payment by the Buyer to the Seller Indemnified Persons under this Agreement Cnd. $5,000,000.

5.3  NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

     The obligations and liabilities of the Indemnifying Persons with respect to Claims resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

        (a) The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any Third Party Claim which might give rise to a Claim by the Indemnified Persons against the Indemnifying Persons based on the indemnity agreements contained in Section 5.2, stating the nature and basis of said Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served or written demand, or other document or other instrument. Failure to give notice within the terms of this
Section 5.3(a) shall serve to excuse the Indemnifying Person from its obligation under Section 5.2 only if and to the extent that the Indemnifying Person can establish that it was materially prejudiced or injured by the failure.

         (b) (Insert Title Here)

                 (i) The Indemnifying Persons will have the right to participate in or, if the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnity hereunder in connection with such Third Party Claim (a "Liability Letter"), then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel (satisfactory to the Indemnified Persons); provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim if
      (x) such Third Party Claim seeks an injunction, restraining order, declaratory relief or other non-monetary relief, (y) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Persons and the Indemnifying Persons and the former shall have been advised in writing by counsel (with a copy to the Indemnifying Persons) that there are one or more legal or equitable defenses available to them which are different from or additional to those available to Indemnifying Persons or (z) such action or proceeding involves matters beyond the scope of the indemnification obligation of the Indemnifying Persons, and in such event under subsection (y) or (z) the suit or proceeding may, at the election of the Indemnifying Person, be defended jointly as provided in (ii) below.

                 (ii) Notwithstanding the foregoing subsection (b)(i), if the Indemnifying Persons desire to participate in the defense of any Third Party Claim without delivering a Liability Letter to the Indemnified Persons, the Indemnifying Persons and the Indemnified Persons shall jointly assume the defense against such Third Party Claim under the following conditions:

                      (A) a law firm will be selected by agreement between the Indemnifying Persons and the Indemnified Persons to represent the interests of both such parties in defending against the Third Party Claim;

                      (B) if such law firm determines at any time that a conflict of interest exists between the Indemnifying Persons and the Indemnified Persons for any reason and that such law firm can not adequately represent the interests of both parties, then such law firm shall promptly notify the Indemnified Persons and the Indemnifying Persons in writing of such determination and the Indemnified Persons and Indemnifying Persons shall decide by agreement, based upon which party is more likely to be more liable for the Third Party Claim, which party the law firm will continue to represent;

                      (C) if the party which is no longer represented by the law firm as a result of subclause (B) desires to continue to participate in the defense of the Third Party Claim, such party may do so and may retain its own counsel at its own expense; provided, however, that if such party is found to have no liability in connection with such Third Party Claim, its reasonable fees and expenses in connection with this subclause (C) shall be reimbursed by the other party.

         (c) (Insert Title Here)

                 (i) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim pursuant to subsection (b)(i) or
      (b)(ii) above, they shall not make any settlement of any claims without the prior written consent of the Indemnified Persons.

                 (ii) If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim, the Indemnified Persons shall not make any settlement of any claims for which they may seek indemnification hereunder unless (A) they first provide written notice to the Indemnifying Persons describing the material terms of the settlement and (B) the Indemnifying Persons fail to deliver a Liability Letter within ten days of receiving such notice.

5.4  SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.

     The representations and warranties of the Seller in Section 3.1 and the representations and warranties of the Buyer contained in
Section 3.2 shall survive the Closing and remain in full force and effect for a period of 24 months and thereafter shall terminate; provided, however, that (a) the representations and warranties of the Seller set forth in Section 3.1(q) shall survive the Closing and remain in full force and effect for the applicable statute of limitations, (b) the representations and warranties of the Seller set forth in Sections 3.1(a), (b), (d), (n), (r) and (w), and the representations and warranties of the Buyer set forth in Sections 3.2(a), (c) and (e) shall survive the Closing and remain in full force and effect without time limit (without regard to any statute of limitations). Except as otherwise expressly provided in this Agreement, all agreements and covenants requiring future performance contained in this Agreement shall survive the Closing and remain in full force and effect without time limit, provided, however, that the obligation of the Buyer to indemnify the Seller Indemnified Parties under
Section 5.2(b) as it relates to a Seller Indemnification Event specified in
Section 5.1(g)(v) shall terminate upon the expiration of the applicable statute of limitations relating to the subject matter of such event. For convenience of reference, the date upon which any representation, warranty, agreement or covenant shall terminate, if any, shall be referred to herein as the "Survival Date".

5.5  INDEMNIFICATION EXCLUSIVE.

     The parties hereto acknowledge agree that, from and after the Closing, the sole and exclusive remedy with respect to any and all Claims relating to the subject matter of this Agreement and the transactions contemplated hereby (other than the Sub-Lease) shall be pursuant to Article V hereof.

                                   ARTICLE VI

                             POST-CLOSING AGREEMENTS

6.1  ACCESS.

     In connection with any financial audit of the Seller or any tax audit or other governmental investigation of the Seller for any matter relating to any period prior to the Closing, the Buyer shall, upon written request, permit the Parent or the Seller and their respective representatives to have access, at reasonable times during normal business hours and in a manner which is not disruptive to the operations of the Buyer, to the work papers, books and records of the Buyer relating to the Seller and the conduct of the Business prior to the Closing which shall have been in the possession of the Buyer as of the Closing and which remain in the possession of the Buyer; provided, however, that this
Section 6.1 shall not create any obligation on the part of the Buyer to retain any such work papers, books and records, so long as prior to destroying any such work papers, books, and records, the Buyer shall notify the Parent and provide the Parent an opportunity (at the Parent's sole expense) to retrieve such work papers, books and records.

6.2  BULK SALES LAWS.

     The Seller shall deliver to the Buyer at Closing an officer's certificate containing the aggregate indebtedness of each of the Business and the Seller, and indicating that the Purchased Assets are not subject to any security (the "Seller's Bulk Sales Statement").

6.3  CERTAIN EMPLOYEE MATTERS.

         (a) On the Closing Date, the Buyer shall offer employment as of the Closing Date to the employees of the Seller who are actively employed by the Seller in the Business on the Closing Date and identified on Schedule
6.3 (any such employees who accept such offer of employment being referred to herein as the "Hired Employees"); such offer of employment to be on substantially the same terms as applicable to such employees immediately prior to the

Closing; except for Hired Employees, the Buyer shall have no liability to any employees of the Seller who, on the Closing Date, are not actively employed or are on disability, leave of absence, military service leave or lay-off (whether or not with recall rights), or whose employment has been terminated (voluntarily or involuntarily) or who have retired prior to the Closing Date. After the Closing Date, each Hired Employee shall cease to be employees of the Seller or entitled to participate in Seller's employee benefit plans, programs, policies and arrangements except to the extent required by applicable Legal Requirements. Subject to the provisions of this Section 6.3, for periods on and after the Closing Date, each Hired Employee shall be eligible to participate in employee benefit plans, programs, policies and arrangements, if any, maintained from time to time by the Buyer for the benefit of Hired Employees, as determined in the sole discretion of the Buyer so long as such Hired Employee shall satisfy the eligibility criteria thereunder.

         Nothing contained in this Agreement shall confer upon any Hired Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any right to employment or continued employment or to any benefits that may be provided, directly or indirectly, under any employee benefit plan, policy or arrangement of the Buyer or Seller, nor shall anything contained in this Agreement constitute a limitation on or restriction against the right of the Buyer or Seller to amend, modify or terminate any such plan, policy or arrangement or the terms or conditions of employment. The Seller shall retain all liabilities and obligations arising from the termination or severance of all employees of the Business who do not become Hired Employees on the Closing Date.

         (b) To the extent permitted by Legal Requirement or any applicable Employee Benefit Plans the Seller shall cause all Hired Employees to be fully vested as of the Closing Date under each defined benefit pension plan, profit sharing plan, benefit restoration programs, savings plan and other employee pension benefit plan and retirement arrangements of the Seller covering such employees. To the extent applicable, Hired Employees (and their eligible dependents) shall be given credit under employee benefit plans, programs, policies and arrangements, if any, that are established or maintained by the Buyer for the benefit of Hired Employees for their service with the Seller (i) for purposes of eligibility to participate and vesting (but not benefit accrual) to the extent such service was taken into account under a corresponding Seller's plan, program, policy or arrangement and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and shall be given credit for amounts paid under a corresponding Seller's plan, program, policy or arrangement during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer's plans, programs, policies or arrangements. Notwithstanding the foregoing, service and other amounts shall not be credited to Hired Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would produce benefits which are substantially more favorable to Hired Employees than are provided to the current similarly situated employees of the Buyer or its affiliates who are covered by similar plans, programs, policies and arrangements.

6.4  PARENT GUARANTY.

     The Parent hereby irrevocably and unconditionally guarantees to Buyer the prompt and complete payment and performance when due of all obligations of the Seller under Article V of this Agreement and any Related Documents. The obligations of the Parent (i) are absolute and unconditional and shall continue in full force and effect until the payment and performance of all of the obligations of the Seller that are guaranteed hereunder, (ii) are not conditioned upon any event or contingency, or upon any attempt to enforce the Seller's performance under this Agreement or any Related Document or any other right or remedy against the Seller or to collect from the Seller through the commencement of legal proceedings or otherwise, and (iii) shall be binding upon and enforceable in full against the Parent without regard to any circumstance which might otherwise constitute a legal defense available to, or a discharge of, the Parent in respect of the obligations guaranteed hereby; provided, however, that the Parent shall be entitled to assert any rights or defenses which the Seller may have against the Buyer or its assigns and the Buyer's and its assigns' rights hereunder shall be subject thereto (excluding any defenses based upon the insolvency of the Seller).

6.5  NON-COMPETITION.

     For a period commencing on the Closing Date and terminating on the fourth anniversary thereof, no Restricted Party (as defined below) will, directly or indirectly, own, manage or control or have any equity interest in any sole proprietorship, partnership, corporation or business or any other Person (whether as a partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly is engaged in the business of designing, engineering, manufacturing, marketing, selling and distributing automotive roof rack systems and vehicular accessories (such as bike racks, ski racks and surfboard carriers) other than rear carriers and shuttles and related rear carrier and shuttle systems (collectively "Competitive Businesses") in the United States of America or Canada; provided, however, that nothing herein shall be deemed to prevent any Restricted Party from (i) acquiring through market purchases and owning, solely as an investment, less than two percent of the equity securities of any class of any issuer whose shares are registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System or on any Canadian stock exchange or any similar system of automated dissemination of quotations of securities prices in common use, so long as the Restricted Party is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer and which is engaged in a Competitive Business, (ii) from owning one Competitive Business with aggregate annual revenues less than Cnd. $5,000,000, provided, however, that in the event such Competitive Business has aggregate annual revenues equal to or in excess of Cnd. $5,000,000, the Seller shall not be deemed to be in violation of this
Section 6.5 until one year after the date that the financial statements of such Competitive Business shall reflect such fact, or (iii) owning an interest acquired as a creditor in bankruptcy provided that the Restricted Party makes arrangements reasonably satisfactory to the Buyer to dispose of such interest as promptly as reasonably practicable after the acquisition of such investment (and in any event within one year after the acquisition of such investment). In the event that any Restricted Party shall own, manage or control, directly or indirectly any Competitive Business, the Parent or Seller shall immediately notify Buyer in writing and, from time to time, upon Buyer's request, deliver such financial or other information and certifications to the Buyer to enable the Buyer to monitor the Restricted Parties' compliance with this Section 6.5. The Restricted Parties agree that the covenant provided for in this Section 6.5 is reasonable and necessary in terms of time, activity and territory to protect the Buyer's interest as a buyer of the Purchased Assets and the Business. To the extent that the covenant provided for in this Section 6.5 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced. As used in this Agreement, a "Restricted Party" is the Seller, the Parent and any of their Affiliates; provided, however, that the restrictions of this Section 6.5 shall not be deemed to apply to any Person (other than any controlled Affiliate of the Parent or any subsidiary) that acquires, whether by purchase, merger or otherwise, all or any portion of the assets or capital stock of the Parent or any subsidiary thereof solely to the extent that any actions that would otherwise be limited or prohibited by the provisions of this Section
6.5 are conducted by or on behalf of any Person through an entity other than the Parent or any subsidiary of the Parent.

6.6  NON-DISCLOSURE.

          (a) Neither the Seller, the Parent nor any of their respective controlled Affiliates (collectively, the "Covered Persons") shall disclose, divulge, furnish or make accessible to anyone (other than the Buyer or any of its Affiliates or representatives) any Confidential Information (as defined below), or in any way use any such Confidential Information in the conduct of any business.

          (b) Nothing in this Section 6.6 shall prohibit the disclosure by any Covered Person of any Confidential Information to (i) any federal, provincial, state or other regulatory authority having jurisdiction over such Covered Person or (ii) any other Person to which such disclosure shall, in the opinion of counsel, be legally necessary (x) to effect compliance with any law, rule, regulation or order applicable to such Covered Person, (y) in response to any subpoena or other legal process, (z) in connection with any litigation to which such Covered Person is a party; provided, however, that no disclosure shall be made until such Covered Person shall give written notice to the Buyer of the intention to disclose such Confidential Information so that the Buyer may contest the need for disclosure, and such Covered Person shall reasonably cooperate at the request of the Buyer with the Buyer in connection with any such proceeding.

          (c) For purposes of this Section 6.6, "Confidential Information" means any confidential information pertaining to the Purchased Assets or the Business immediately prior to the Closing, including, but not limited to, information concerning its financial condition, prospects, customers, sources of leads, methods of doing business, and the manner of design, manufacture, financing, marketing and distribution of its products; provided, however, that Confidential Information does not include information that is or becomes generally available to the public other than as a result of a disclosure in violation of this
Section 6.6 by any Covered Person.

6.7  NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.

     For a period of four years following the Closing Date with respect to senior executives or key management and employees of the Buyer, and for a period of one year following the Closing Date with respect to the Buyers's other employees, no Restricted Party will, directly or indirectly, for itself or for any other Person, attempt to employ or enter into any contractual employment arrangement with any employee of the Buyer or any former employee of the Buyer until six months after such Person's employment with the Buyer ended.

6.8  USAGE OF TRADENAMES.

     The Buyer shall, for no additional consideration in excess of the Purchase Price, have the right to sell inventory of the Business existing as of the Closing under the tradenames "Bell" and "Rhode Gear" to the extent such tradenames currently appear on such inventory. The Parent shall not and shall, not permit its subsidiaries to prevent or in any way interfere with the Buyer's rights under this Section 6.8.

6.9  AGREEMENTS IN RESPECT OF INVENTORY.

     For a period of 90 days after the Closing Date, the Parent shall or shall cause any of its Affiliates to provide reasonable access from time to time to Buyer or its agents for the purpose of removing any portion of the Purchased Assets located at Route 136E, Rantoul, Illinois 61866. During such period, the Parent shall safekeep and store such Purchased Assets in a safe and commercially reasonable manner.

6.10 AGREEMENTS REGARDING CANADIAN TAXES.

     The Buyer and the Seller shall each execute and file a joint election under Section 167 of the Income Tax Act (Canada) and the corresponding provisions of any other applicable tax Law, within the prescribed time periods, in respect of the Purchased Assets. The Seller and the Buyer agree to prepare and file their respective tax returns in a manner consistent with such elections and the allocation of the Purchase Price set out in Section 2.3.

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1  EXPENSES; TRANSFER TAXES, ETC.

     All fees, costs and expenses incurred by any party to this Agreement or any Related Document in connection with, relating to or arising out of the execution, delivery and performance of this Agreement or any Related Document and the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses, shall be borne by such party; provided, however, that up to U.S. $50,000 of the reasonable fees and expenses of the Seller shall be reimbursed by the Buyer at the Closing or promptly thereafter upon delivery of satisfactory back-up documentation. The Seller shall pay all sales, use, gains and excise taxes and all registration, or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement and the Related Documents.

7.2  ENTIRE AGREEMENT.

     This Agreement and the Related Documents (including the Schedules and the Exhibits attached hereto and thereto) and the other documents, instruments and certificates referred to herein and therein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings between the parties with respect hereto and thereto.

7.3  RELATED DOCUMENTS.

     As used in this Agreement, the term "Related Documents" means, collectively, the Bill of Sale and Assumption Agreement and the other Conveyance Instruments the Patent License and the Sub-Lease, dated as of the date hereof between the Seller and the Buyer.

7.4  NOTICES.

     All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Buyer, to:

                  Advanced Accessory Systems Canada Inc./
                  Les systemes d'accessoire Advanced Canada inc.
                  c/o Advanced Accessory Systems, LLC
                  Sterling Town Center
                  12900 Hall Road
                  Suite 2000
                  Sterling Heights, Michigan  48313
                  Attention:  Chief Executive Officer
                  Telephone:  (810) 997-2900
                  Telecopier:  (810) 997-6839

         with a copy to:

                  c/o Chase Capital Partners
                  380 Madison Avenue
                  12th Floor
                  New York, New York  10017
                  Attention:  Donald Hofmann
                  Telephone:  (212) 622-3100
                  Telecopier: (212) 622-3101
         with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attention:  John J. Suydam, Esq.
                  Telephone:  212-408-2400
                  Telecopier:  212-408-2467;

         if to the Seller, to:

                  Bell Sports Canada Inc.
                  c/o Bell Sports Corp.
                  6350 San Ignacio
                  San Jose, CA  95119
                  Attention:  Chief Financial Officer
                  Telephone:  408-574-3436
                  Telecopier: 408-574-3590

         with a copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, Illinois  60603
                  Attention:  Larry A. Barden
                  Telephone:  312-853-7785
                  Telecopier: 312-853-7036; and

         if to the Parent, to:

                  Bell Sports Corp.
                  6350 San Ignacio
                  San Jose, CA  95119
                  Attention:  Chief Financial Officer
                  Telephone:  408-574-3436
                  Telecopier: 408-574-3590

         with a copy to Sidley & Austin at the address specified above;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch, if sent by nationally recognized, overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, the term "Business Day" means a day that is not a

Saturday, Sunday or a day on which banking institutions in New York City are not required to be open.

7.5     COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; provided, however, that in proving this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof.

7.6     GOVERNING LAW; CONSENT TO JURISDICTION.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS (EXCEPT FOR THOSE PRINCIPLES SET FORTH IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        (B) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SELLER, PARENT OR BUYER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARTIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS.

7.7    BENEFITS OF AGREEMENT; ASSIGNMENT.

       The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the written consent of the other parties hereto; provided, however, that (a) the Buyer may, without the consent of any other party, transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, any of its rights in, to and under this Agreement, including, without limitation, the right to purchase all or any part of the Purchased Assets, (b) the Buyer may, without the consent of any other party, assign its rights to indemnification hereunder to or for the benefit of any Person, (c) the Seller may, without the consent of any other party, assign its rights to indemnification hereunder to or for the benefit of any Affiliate and (d) the Buyer may, without the consent of any other party, assign any or all of its rights and interests hereunder to any lenders providing financing for the transactions contemplated hereby.

7.8    CONSTRUCTION.

       The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

7.9    PRONOUNS.

       As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

7.10   DESCRIPTIVE HEADINGS.

       Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

7.11   SEVERABILITY.

       It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be automatically deemed amended, but only to the extent necessary to render such provision valid, legal and enforceable in such jurisdiction, such amendment to apply only with respect to the operation of such provision in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.12   DISCLAIMER OF WARRANTIES.

       The Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to the Buyer. There is no assurance that any such projected or forecasted results will be achieved. EXCEPT AS TO
THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE RELATED DOCUMENTS, THE SELLER IS SELLING THE PURCHASED ASSETS (AND THE BUSINESS) ON AN "AS IS, WHERE IS" BASIS AND DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS WHETHER EXPRESS OR IMPLIED. THE SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

7.13   AMENDMENT.

       This Agreement may not be amended except by an instrument in writing signed by the Buyer, the Seller and the Parent.

7.14   NO THIRD PARTY BENEFICIARIES.

       Nothing in the Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

                                               BELL SPORTS CANADA INC.

                                               By:___________________________
                                                    Name:
                                                    Title:

                                               BELL SPORTS CORP.

                                               By:___________________________
                                                    Name:
                                                    Title:

                                               ADVANCED ACCESSORY SYSTEMS
                                               CANADA INC./LES SYSTEMES
                                               D'ACCESSOIRE ADVANCED CANADA INC.

                                               By:___________________________
                                                     Name:
                                                     Title: